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                           STANDARD COMMERCIAL LEASE

                                    BETWEEN

                          GREENWOOD PLAZA PARTNERS, LLC
                                    AS LESSOR

                                      AND

                       NEW ERA OF NETWORKS, INC. AS LESSEE




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                                TABLE OF CONTENTS


ARTICLE/SECTION                                                                         Page #
---------------                                                                         ------
1.00       BASIC LEASE TERMS                                                              1
    1.01   Parties                                                                        1
    1.02   Leased Premises                                                                1
    1.03   Term                                                                           1
    1.04   Base Rent                                                                      1
    1.05   Address for Payment of Base Rent                                               1
    1.06   Permitted Use                                                                  1
    1.07   Security Deposit                                                               1

2.00       RENT                                                                           1
    2.01   Base Rent                                                                      1
    2.02   Definition of Operating Expenses                                               1
    2.03   Operating Expenses                                                             2
    2.04   Late Payment Charge                                                            2
    2.05   Increase in Insurance Premiums                                                 2
    2.06   Security Deposit                                                               2
    2.07   Holding Over                                                                   2

3.00       OCCUPANCY AND USE                                                              3
    3.01   Use                                                                            3
    3.02   Signs                                                                          3
    3.03   Compliance with Laws, Rules and Regulations                                    3
    3.04   Warranty of Possession                                                         3
    3.05   Inspection                                                                     3
    3.06   Acceptance of Leased Premises                                                  3
    3.07   Non-Smoking Building                                                           3

4.00       UTILITIES AND SERVICE                                                          3
    4.01   Building Services                                                              3
    4.02   Theft or Burglary                                                              4
    4.03   Janitorial Service                                                             4
    4.04   Excessive Utility Consumption                                                  4
    4.05   Window Coverings                                                               4
    4.06   Charge for Service                                                             4

5.00       REPAIRS AND MAINTENANCE                                                        4
    5.01   Lessor Repairs                                                                 4
    5.02   Lessee Repairs                                                                 4
    5.03   Request for Repairs                                                            4
    5.04   Lessee Damages                                                                 4

6.00       ALTERATIONS AND IMPROVEMENTS                                                   4
    6.01   Lessor Improvements                                                            4
    6.02   Lessee Improvements                                                            4
    6.03   Mechanics Lien                                                                 4

7.00       CASUALTY AND INSURANCE                                                         5
    7.01   Substantial Destruction                                                        5
    7.02   Partial Destruction                                                            5
    7.03   Property Insurance                                                             5
    7.04   Waiver of Subrogation                                                          5
    7.05   Hold Harmless                                                                  5

8.00       CONDEMNATION                                                                   5
    8.01   Substantial Taking                                                             5
    8.02   Partial Taking                                                                 5

9.00       ASSIGNMENT OR SUBLEASE                                                         5
    9.01   Lessor Assignment                                                              5
    9.02   Lessee Assignment                                                              5
    9.03   Conditions of Assignment                                                       5
    9.04   Subordination                                                                  6
    9.05   Estoppel Certificates                                                          6

10.00      DEFAULT AND REMEDIES                                                           6
    10.01  Default by Lessee                                                              6
    10.02  Remedies for Lessee's Default                                                  6

11.00      SUBSTITUTE PREMISES                                                            6
    11.01  Relocation                                                                     6
    11.02  Expenses                                                                       7



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                         TABLE OF CONTENTS (continued)


12.00      HAZARDOUS MATERIALS                                                           7
    12.01  Hazardous Materials                                                           7

13.00      DEFINITIONS                                                                   7
    13.01  Abandon                                                                       7
    13.02  Act of God or Force Majeure                                                   7
    13.03  Building                                                                      7
    13.04  Commencement Date                                                             7
    13.05  Completion Date                                                               7
    13.06  Square Feet                                                                   7

14.00      LESSEE'S INSURANCE                                                            8
    14.01  Fire and Extended Coverage                                                    8
    14.02  General Liability and Property                                                8
    14.03  Endorsements                                                                  8

15.00      MISCELLANEOUS                                                                 8
    15.01  Waiver                                                                        8
    15.02  Act of God                                                                    8
    15.03  Attorney's Fees                                                               8
    15.04  Successors                                                                    8
    15.05  Rent Tax                                                                      8
    15.06  Captions                                                                      8
    15.07  Notice                                                                        8
    15.08  Submission of Lease                                                           8
    15.09  Corporate Authority                                                           8
    15.10  Severability                                                                  8
    15.11  Lessor's Liability                                                            8
    15.12  Indemnity                                                                     9
    15.13  Amendment                                                                     9
    15.14  Limitation of Warranties                                                      9
    15.15  Governing Law                                                                 9
    15.16  Parking                                                                       9
    15.17  Entire Agreement                                                              9
    15.18  Renewal Option                                                                9
    15.19  Right of First Refusal                                                        9
           Lessor/Lessee Signature Block                                                 9

           EXHIBITS
           Exhibit "A" - The Leased Premises                                            10
           Exhibit "A-1" - The Leased Premises Floor Plan
           Exhibit "B" - Rules and Regulations                                          11
           Exhibit "C" - Lessor Improvements                                            12
           Exhibit "D" - Acceptance of Leased Premises/Tenant Estoppel Certificate      13


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                           STANDARD COMMERCIAL LEASE

                         ARTICLE 1.00 BASIC LEASE TERMS

    1.01 PARTIES. This Standard Commercial Lease (this "Lease") made as of this 9th day of October, 1998, is entered into by and between: Greenwood Plaza Partners, LLC, ("Lessor"), and New Era of Networks, Inc., a Delaware corporation (Lessee")

    1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("Leased Premises") as further delineated on Exhibit "A" attached hereto and by reference incorporated herein:

Approximately 42,305 rsf, on the first and second floors                 (Approximate Rentable Square Feet)
ONE Greenwood Plaza                                                      (Name of Building)
6550 S. Greenwood Plaza Blvd., Suite 100 and 200                         (Street Address/Suite Number)
Englewood, Colorado 80111                                                (City, State and Zip Code)

    1.03 Term. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on the "Commencement Date" (which Lessor shall use its best efforts to establish as July 1, 1999. The term of this Lease shall expire 120 months thereafter (the "Expiration Date").

    1.04 BASE RENT. Base rent is per the following rent schedule:

         Years 1-5          $22.25 per rentable square foot per year
         Years 6-8          $26.10 per rentable square foot per year
         Years 9-10         $28.50 per rentable square foot per year

    1.05 ADDRESS FOR PAYMENT OF BASE RENT.

         Greenwood Plaza Partners, LLC
         5000 South Quebec Street, Suite 450
         Denver, Colorado 80237

    1.06 PERMITTED Use. General Office

    1.07 SECURITY DEPOSIT. Security deposit is $79,687.50

         The Security Deposit will be returned, together with interest earned on it as long as no default, on the fifth anniversary of the Commencement Date, so long as no event of default has occurred before that date.

                                ARTICLE 2.00 RENT

    2.01 BASE RENT. Lessee shall pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One (1) monthly installment of base rent for the first month's rent shall be due and payable on the date of execution of this Lease by Lessee, and a like monthly installment shall be due and payable on or before the first day of each calendar month during the term of this Lease succeeding the Commencement Date or Completion Date; provided, if the Commencement Date or the Completion Date should be a date other than the first day of a calendar month, the monthly base rent set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease. All rent shall be paid without demand, setoff, deduction or offset, except as allowed by this Lease.

    2.02 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" shall include all reasonable and necessary expenses incurred by Lessor with respect to the maintenance and operation of the Building of which the Leased Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges; security, window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Lessor or Lessor's property manager whose duties are directly connected with the operating and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or the Project including parking and common areas; the cost, including interest, amortized over its useful life, of any capital improvement or structural repair or replacement made to the Building by Lessor after the date of this Lease which is required under any law (or interpretation thereof), ordinance, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building that is enacted after the Commencement Date; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Building and thereby reduces Operating Expenses but only to the extent of the reduction in each year during the Term; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building of which the Leased Premises are a part during the term of this Lease; and all insurance premiums which Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the Building. The term Operating Expenses shall not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor or Lessor's property manager above the grade of property manager; any depreciation allowance or expense (a) Costs of decorating, redecorating, special cleaning, or other services not provided on a regular basis to Lessees of the Building; (b) Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partner of Lessor unless employed at competitive rates as independent contractors; (c) Any charge for depreciation of the building or equipment and any interest or other financing charge; (d) Any charge of Lessor's income taxes, excess profit taxes, franchise taxes, or similar taxes on Lessor's business; (e) All costs relating to activities for the solicitation and execution of leases of space in the Building; (f) All costs for which Lessee or any other lessee in the Building is being charged other than pursuant to this paragraph 2.02; (g) The cost of any electric current furnished to the Leased Premises or any rentable area of the Building for purposes other than the operation of Building equipment and machinery and the lighting of public toilets, stairways, shaftways, and Building machinery or fan rooms; (h) The cost of correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (i) The cost of any repair made by Lessor because of the total or partial destruction of the



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Building or the condemnation of a portion of the Building; (j) Any insurance premium to the extent that Lessor is entitled to be reimbursed for it by Lessee pursuant to this Lease or by any lessee of the Building pursuant to a similar lease other than pursuant to clauses comparable to this paragraph 2.02; (k) The cost of any items for which Lessor is reimbursed by insurance or otherwise compensated by parties other than lessees of the Building pursuant to clauses similar to this paragraph 2.02; (1) The cost of any repairs, alterations, additions, changes, replacement, and other items that under generally accepted accounting principles are properly classified as capital expenditures to the extend they upgrade or improve the Building as opposed to replace existing items that have worn out; (in) Any operating expense representing an amount paid to a related corporation, entity, or person that is in excess of the amount that would be paid in the absence of such relationship; (n) The cost of any work or service performed for or facilities furnished to any lessee of the Building to a greater extent or in a manner more favorable to such lessee than that performed for or furnished to Lessee; (o) The cost of alterations of space in the Building leased to other lessees; (p) The cost of overtime or other expense to Lessor in curing its defaults or performing work expressly provided in this Lease to be borne at Lessor's expense; and (p) Amounts paid (including interest) on account of or to cure statutes, laws, notes, or ordinances by Lessor or any part of the Building; or other operating expenses which are the responsibility of Lessee.

    2.03 OPERATING EXPENSES. In the event that Lessor's Operating Expenses for the Building and/or Project of which the Leased Premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of the calendar year 1999 operating expenses per rentable square foot, Lessee shall pay, as additional rent, Lessee's prorata share of such excess Operating Expenses. Lessor may invoice Lessee monthly for Lessee's prorata share of the estimated incurred Operating Expenses for each calendar year, which amount shall be adjusted each year by Lessor based upon reasonable anticipated Operating Expenses. Within five (5) months following the close of each calendar year, Lessor shall provide Lessee with an accounting showing in reasonable detail all computations of additional rent due under this Section 2.03. In the event that Lessor's accounting shows that the total of the monthly estimated payments made by Lessee exceeds the actual amount of additional rent due by Lessee under this
Section 2.03, then so long as Lessee is not in default hereunder, Lessee's account shall be credited with such amount. In the event that Lessor's accounting shows that the total of the monthly estimated payments made by Lessee is less than the actual amount of additional rent due by Lessee under this
Section 2.03, then the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Expiration Date or sooner termination of the Lease occurs, Lessor shall have the option to invoice Lessee for Lessee's prorata share of the excess Operating Expenses based upon the previous year's Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expense and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this Section 2.03 Lessee may, upon not less than thirty (30) days prior written notice to Lessor, inspect Lessor's records for all Operating Expenses incurred during the preceding year at Lessor's general offices at such other location reasonably designated by Lessor at any time during reasonable business hours within six (6) months after the end of said year. If said inspection reveals an overpayment of Operating Expenses, Lessor shall reimburse Lessee its proportionate share of any such overpayment within thirty (30) days after receipt of proper billing. If said inspection reveals that Lessor misstated Operation Expenses and insurance expenses by more than five percent (5%), Lessor shall reimburse Lessee for all costs reasonably incurred in making such inspection within thirty (30) days after receipt of notice of determination, and of the amount, of any such misstatement. Lessor's Operating Expenses for any year shall be deemed correct if Lessee does not give Lessor written notice of discrepancy within ninety (90) days of receipt of operating expense notice. Lessee agrees to pay any additional rent due under this Section
2.03 within ten (10) days following receipt of the invoice or accounting showing additional rent due. The Operating Expenses that vary with occupancy and that are attributable to any part of the term in which less than one hundred percent (100%) of the rentable area of the Building is occupied by lessees will be adjusted by Lessor to the amount Lessor reasonably believes such expenses would have been ninety-five percent (95%) of the rentable area of the Building had been occupied. For purposes of determining Operating Expenses for the calendar year 1999, the real estate taxes will be those imposed on the first year in which the building is fully assessed as a completed building.

    2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly base rent and additional rent payment is not received by Lessor on or before the first day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the first day of the month next following the month in which Lessee was invoiced, a late payment charge equal to the greater of $250.00 or five percent (5%) of such past due amount shall become due and payable, after a 5 day grace period, in addition to such amounts owed under this Lease.

    2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Lessor for the Building is caused by Lessee's use of the Leased Premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay to Lessor, as additional rent, the amount of such increase to Lessor.

    2.06 SECURITY DEPOSIT. The security deposit set forth in Section 1.07 shall be held by Lessor in a federally insured interest bearing account for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default hereunder by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessee forfeits any rights to the interest earned and Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of base rent or additional rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and so long as Lessee is not in default hereunder, any remaining balance of the security deposit shall be returned by Lessor to Lessee within thirty (30) days following the fifth anniversary of the Commencement Date so long as no event of default has occurred before that date or sooner termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall, upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

    2.07 HOLDING OVER. In the event that Lessee does not vacate the Leased Premises upon the Expiration Date or sooner termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such holdover an amount equal to 150% of the base rent plus additional rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the Leased Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. the rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.

                         ARTICLE 3.00 OCCUPANCY AND USE

    3.01 USE. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, contractors, invitees and visitors in such a manner as is lawful, reputable. Lessor represents and warrants to Lessee that on the Commencement Date, the Leased Premises will be in compliance with all current laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the Leased Premises, and all rules, orders, regulations and any body having jurisdiction over the Leased Premises and the Building of which the Leased Premises are a part. Lessee shall not permit any operation in the Leased Premises which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the Building. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the insurance on the Building.

    3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Leased Premises or Building except those signs submitted by Lessee to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria established for the Building.

    3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws (and interpretations thereof), ordinances, orders, rules and regulations, now in force or which may hereafter be in force, of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the Leased Premises. Lessee will comply with the rules and regulations of the Building adopted by Lessor which are set forth on Exhibit "B", attached to and incorporated by reference into this Lease. Lessor shall have the right, at all times, to change and/or amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Leased Premises. All changes and amendments to the rules and regulations of the Building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

    3.04 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof, if any. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

    3.05 INSPECTION. Lessor, its property manager, or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises after reasonable notice to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the Leased Premises to prospective purchasers, mortgagees, or lessees, and to alter, improve or repair the Leased Premises or any other portion of the Building. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Lessee shall not change Lessor's lock system, or add any additional locks, or in any other manner prohibit Lessor from entering the Leased Premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in or to the Leased Premises in an emergency without liability therefor.

    3.06 ACCEPTANCE OF LEASED PREMISES: Lessee shall execute an Acceptance of Premises/Tenant Estoppel Certificate essentially in the form attached hereto as Exhibit "D" and by reference incorporated herein, acknowledging that the Lessee has assumed possession of the Leased Premises and confirming the Commencement Date/Completion Date for the term of this Lease. Said Acceptance of Premises/Tenant Estoppel Certificate shall be executed by Lessee at the time Lessee receives keys and assumes possession of the Leased Premises. Lessor will construct the Leased Premises as promptly based upon an agreed construction schedule this Lease in a good and workmanlike manner and in conformance with all applicable federal, state and local laws. Lessor warrants the design, construction and materials of the Leased Premises and materials of the Leased Premises and all components of the Leased Premises including, without limitation, heating, ventilating, air conditioning, roof, mechanical, electrical, and other systems for one (1) year after the date of Substantial Completion and will repair, restore, renovate and replace as its cost with goods and material of equal quality in any part of the Premises that is or becomes defective during that period. Lessor will indemnify Lessee against and hold Lessee harmless from any material loss, liability and expense (including reasonable attorney's fees and court costs) arising out of a breach of this warranty or any material defect of workmanships, design or materials in that period.

    3.07 NON-SMOKING BUILDING. The Lessor has adopted a policy of non-smoking (for all employees, agents or invitees) in all confined spaces, common areas or leased areas, within the Building. Certain designated areas outside the Building will be identified for smoking by the Lessee, his employees, agents or invitees. Lessee hereby acknowledges that such designated outdoor areas are necessary and reasonable to prevent smoking by Lessee, Lessee's employees, agents and invitees in unauthorized areas of the Building.

                       ARTICLE 4.00 UTILITIES AND SERVICE

    4.01 BUILDING SERVICES. Lessor shall provide water and electricity to the Leased Premises during the term of this Lease. Lessee shall provide and pay for all telephone equipment and charges to the Leased Premises. Lessor shall furnish hot and cold water at those points of supply provided for general use of other lessees in the Building, central heating and air conditioning in season (at times Lessor normally provides these services to other lessees in the Building, and at temperatures and in amounts as are considered by Lessor to be standard or in compliance with any governmental regulations, such service on Saturday afternoons, Sundays, evenings and holidays to be furnished only upon the prior written request of Lessee, who shall bear the cost at Lessor's then prevailing rate). Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Lessor may, in its sole discretion, provide additional services not enumerated herein. Failure by Lessor to any extent to provide these services or any other services not enumerated, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of any rentals or relieve Lessee from fulfillment of any covenant in this Lease. Should any of the equipment or machinery providing services in the Building break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of any rentals on account of any interruption in service occasioned from the repairs. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the Building.



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

    4.02 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by persons into the Leased Premises or the Building.

    4.03 JANITORIAL SERVICE. Lessor shall furnish janitorial services to the Leased Premises and public areas of the Building five (5) times per week during the term of this Lease, excluding holidays. Lessor shall not provide janitorial service to any kitchens or storage areas included in the Leased Premises.

    4.04 EXCESSIVE UTILITY CONSUMPTION. Lessee shall pay all utility costs, as such may be determined by Lessor, occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Leased Premises.

    4.05 WINDOW COVERINGS. Lessor shall furnish and install window coverings on all exterior windows in the Leased Premises so as to maintain a uniform exterior appearance of the Building. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Lessee may install lined or unlined over draperies on the interior sides of the window coverings furnished by Lessor for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the Building or affect the operating of the Building's heating, ventilating and air conditioning systems.

    4.06 CHARGE FOR SERVICE. All costs incurred by Lessor in providing the services set forth in Article 4.00 (except those charges paid by Lessee pursuant to Section 4.04) shall be subject to the additional rent provisions in Section 2.03.

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

    5.01 LESSOR REPAIRS. Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the Building during the term of this Lease except as are set forth in this Section
5.01. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls of the Building and the doors, corridors, windows and other structures or equipment serving the Leased Premises. Lessor's cost of maintaining and repairing the items set forth in this
Section 5.01 are subject to the additional rent provisions in Section 2.03. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

    5.02 LESSEE REPAIRS. Lessee shall, at its sole cost and expense, repair or replace any damage or injury to all or any part of the Leased Premises caused by any act or omission of Lessee or Lessee's agents, employees, contractors, invitees, licensees or visitors; provided, however, if Lessee fails to promptly make the repairs or replacements, Lessor may, at its option, make the repairs or replacements, and the costs of such repairs or replacements shall be charged to Lessee as additional rent and shall become due and payable by Lessee with payment of the base rent next due hereunder. All repairs made by Lessee shall be subject to the requirements of Section 6.03 below.

    5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance to the Leased Premises of the Building that are the responsibility of Lessor pursuant to any provision of this Lease must be made by Lessee in writing to Lessor at the address in Section 16.07.

    5.04 Lessee Damages. Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.

                    ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

    6.01 LESSOR IMPROVEMENTS. If construction to the Leased Premises is to be performed by Lessor prior to or during Lessee's occupancy, Lessor shall use reasonable efforts to complete the construction of the improvements to the Leased Premises, in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are attached hereto as Exhibit "C" and are made a part of this Lease by reference. Within seven (7) days of receipt of plans and specifications, Lessee shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Lessee. In the event Lessee fails to execute the plans and specifications and change order within the seven (7) day period, Lessor may, at its sole option, declare this Lease cancelled or notify Lessee that the base rent shall commence on the Completion Date even though the improvements to be constructed by Lessor may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by both Lessor and Lessee and shall constitute an amendment to this Lease.

    6.02 LESSEE IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the prior written consent of Lessor, which consent may in the reasonable judgement of Lessor be denied. Any alterations, physical additions or improvements made by Lessee to the Leased Premises shall at once become the property of Lessor and shall be surrendered to Lessor upon the Expiration Date or sooner termination of this Lease; provided, however, that Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the Commencement Date, all costs of removal and/or alterations to be borne by Lessee. This Section 6.02 shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the Expiration Date or sooner termination of the term of this Lease only if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor.

    6.03 MECHANICS LIEN. Lessee shall not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the Building on account done by, for or at the request of Lessee and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's or other lien against the Leased Premises or the Building. In the event any such lien is attached to the Leased Premises or the Building, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent. At Lessor's request,




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




Lessee shall post a completion bond or other financial security deemed adequate by Lessor to avoid the potential for the placement of liens upon the property.

                       ARTICLE 7.00 CASUALTY AND INSURANCE

    7.01 SUBSTANTIAL DESTRUCTION. If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and Lessee shall be relieved of its obligation to pay base rent and additional rent during the unexpired portion of the Lease, effective as of the date of the written notification.

    7.02 PARTIAL DESTRUCTION. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rentals payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

    7.03 LESSOR'S INSURANCE. At all times during the term of this Lease Lessor shall maintain a policy of insurance with the premiums paid in advance, issued by and binding upon an insurance company with a Best rating of A-9 or better, insuring the Building against all risk of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the Building and its improvements as of the date of the losses, in addition, Lessor shall maintain two million dollars in liability insurance, however, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even though the cost of such insurance is included as a component of Operating Expenses and partially borne by Lessee as set forth in Section 2.03.

    7.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Building of which the Leased Premises are a part, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, contractors, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 7.04, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers.

    7.05 HOLD HARMLESS. Lessor shall not be liable to Lessee's employees, contractors, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Leased Premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Lessor, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

                            ARTICLE 8.00 CONDEMNATION

    8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the use specified in Section 1.06, then this Lease shall terminate and Lessee shall be relieved of its obligation to pay base rent and additional rent during the unexpired portion of the term of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

    8.02 PARTIAL TAKING. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01, Lessor shall, at Lessor's sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rental payable during the unexpired portion of the term of this Lease shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

                       ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

    9.01 LESSOR ASSIGNMENT. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building to a transferee who is capable of performing Lessor's obligations under this Lease and assumes and agrees to do so. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

    9.02 LESSEE ASSIGNMENT. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor which will not be reasonably withheld, conditioned or delayed, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof without the prior written consent of Lessor, which will not be unreasonably withheld, conditioned or delayed.

    9.03 CONDITIONS OF ASSIGNMENT. If Lessee desires to assign or sublet all or any part of the Leased Premises, Lessee shall so notify Lessor at least thirty
(30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall submit to Lessor a non-refundable processing fee of $300.00 for each such requests and shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, to include a non-refundable processing fee, Lessor shall have the following options: (1) to cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) to consent to the proposed assignment or sublease, and, if the rental due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the base rent and additional rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten (10) days following receipt thereof by Lessee; or (3) to refuse, in the exercise of its good faith and reasonable judgement, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of any event of default, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

    9.04 SUBORDINATION. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises or the Building, so long as Lessee receives a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to it and Lessee shall, upon demand, execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises or the Building, Lessee shall be bound to the transferee (sometimes hereinafter called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term of this Lease remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.

    9.05 ESTOPPEL CERTIFICATES. Lessee shall furnish, from time to time, within ten (10) days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if applicable, the following: Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien or claim of offset against rentals; the base rent and additional rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one (1) month's Base rent and additional rent in advance.

                       ARTICLE 10.00 DEFAULT AND REMEDIES

    10.01 DEFAULT BY LESSEE. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of base rent or additional rent or any other payment required pursuant to this Lease; or (2) Lessee shall abandon or vacate all or any substantial portion of the Leased Premises; or (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of base rent and additional rent, and the failure is not cured within ten (10) days after written notice to Lessee, unless the failure cannot reasonably be cured within ten (10) days, in which event Lessee will not be in default so long as it commences the cure within ten (10) days and diligently pursues it to completion; or (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building of which the Leased Premises are a part and the lien is not released within thirty (30) days after Lessee received notice of it.

    10.02 REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one
(1) or more of the remedies set forth herein without any notice or demand: (1) Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and receive the rental directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, leasing commissions, remodeling and repair costs. (2) Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee shall reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise. (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in base rent and/or additional rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section 11.02, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Lessor has provided to Lessee any rent concessions of any type or character, or waived any base rent and/or additional rent, and Lessee fails to take possession of the Leased Premises on the Commencement Date or Completion Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent and/or additional rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent and/or additional rent or other rent concessions had ever been granted. A rent concession or waiver of base rent and/or additional rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section 2.03. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

                        ARTICLE 11.00 SUBSTITUTE PREMISES

    11.01 RELOCATION. In the event Lessor determines to utilize the Leased Premises for other purposes during the term of this Lease, Lessee agrees to relocate to other space in the Building designated by Lessor, provided such other space is of comparable size and contains comparable improvements as the Leased Premises (the "Substitute Premises").

    11.02 EXPENSES. Lessor shall pay all of Lessee's reimbursable out-of-pocket expenses for any such relocation to the Substitute Premises, including the expenses of moving and reconstruction of improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.02 of this Lease and a revised base rent as set forth in Section 1.04 based upon the comparable rate per rentable square foot then payable for the Leased Premises.

                        ARTICLE 12.00 HAZARDOUS MATERIALS

    12.01 HAZARDOUS MATERIALS. In the event Hazardous Materials, as defined below, are discovered to be present in, on, or below the Leased Premises or the Building, Lessee shall not be required to pay any portion of the penalties, fines or costs related to the presence of Toxic Materials and their removal, including any costs incurred to comply with any and all rules, regulations, codes, ordinances, statutes, and other requirements of any lawful governmental authority respecting Hazardous Materials, pollution, harmful chemicals and other materials which existed on or below the Leased Premises or the Building prior to Lessee's occupancy of the Leased Premises; provided, however, if and to the extent the presence of such Toxic Materials is directly or indirectly caused by Lessee or its agents, employees or contractors, Lessee shall, at its sole cost and expense, remove the same.

As used herein, the term "Hazardous Materials" shall include, but not be limited to, any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the United States Government, or designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (1317)), defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (6901 et. seq.) (42 U.S.C. (6903)), or defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (9601 et. seq. (42 U.S.C. 9601)).

Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials in the Leased Premises of the Building. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Lessee's business, and then only after prior written notice is given to Lessor of the identity of such substances or materials. Without limitation, Hazardous Materials and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Leased Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Premises or the Building. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Leased Premises or the Building during the term of this Lease occurring, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the Expiration Date or earlier termination of this Lease.

                            ARTICLE 13.00 DEFINITIONS

    13.01 ABANDON. "Abandon" is defined as the vacating of all or a substantial portion of the Leased Premises by Lessee, and whether or not Lessee is in default of the rental payments due under this Lease.

    13.02 ACT OF GOD OR FORCE MAJEURE. An "Act of God" or "Force Majeure" is defined as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

    13.03 BUILDING. "Building" as used in this Lease means the Building described in Section 1.02, including the Leased Premises and the land upon which the Building is situated.

    13.04 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in
Section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession of the Leased Premises.

    13.05 COMPLETION DATE. "Completion Date" shall be "Substantial Completion" of the Leased Premises, Building, parking, landscaping and all Building specifications as described in Exhibit C, subject only to minor punch list items that do not interfere with Lessee's use of the Leased Premises for its intended purpose, all of which shall be corrected by Lessor, at its cost, within sixty
(60) days after the Lessee's occupancy and issuance of an unconditional certificate of occupancy. The cure of the punch list items will be done with as little disturbance to Lessee as possible. Upon termination or expiration of this Lease, except for ordinary wear and tear, damages caused by Lessor or Lessor's representatives, condemnation, and damages, Lessee shall deliver the Leased Premises back to Lessor in the then "as is" condition. The Completion Date shall constitute the Commencement Date of the term of this Lease for all purposes, whether or not Lessee has actually taken possession of the Leased Premises. Lessor shall use its reasonable efforts to establish the Completion Date as the date set forth in Section 1.03. In the event that the improvements to the Leased Premises have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the Leased Premises is ready for occupancy. Upon completion of construction, Lessee and Lessor shall execute an Acceptance of Leased Premises/Tenant Estoppel Certificate substantially in the form of Exhibit "D", attached hereto and incorporated by reference herein. Whether or not Lessee has executed such agreement, Lessee's taking possession of the Leased Premises shall be deemed to establish conclusively that the improvements in the Leased Premises have been completed in accordance with the plans and specifications, are suitable for the purposes for which they are let, and that the Leased Premises are in a good and satisfactory condition as of the date possession was so delivered to Lessee, except for latent defects, if any and punch list matters that Lessee will submit to us or within sixty (60) days after the Commencement Date.

    13.06 SQUARE FEET. "Square Feet" or "Square Foot" as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total area of the Building.

                        ARTICLE 14.00 LESSEE'S INSURANCE

    14.01 FIRE AND EXTENDED COVERAGE. Lessee shall, during the term of this lease, maintain at its expense, a policy of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, on all of its personal property, including removable trade fixtures, located in the Leased Premises and on additions, improvements and fixtures made or installed by Lessee to or in the Leased Premises to the extent of at least ninety percent (90%) of their full replacement value.

    14.02 GENERAL LIABILITY AND PROPERTY. Lessee shall, during the term of this lease, maintain at its expense a policy of commercial general liability insurance insuring Lessee against liability arising out of the use occupancy or maintenance of the Leased Premises with liability limits of not less than $2,000,000 per occurrence, combined single limit for bodily injury and property damage. The policy shall name Lessor as an additional insured.

    14.03 ENDORSEMENTS. All insurance to be maintained by Lessee shall (a) contain an endorsement requiring a minimum of thirty (30) days written notice from the insurance company to Lessor before termination, cancellation of or change in the policy; (b) be primary and noncontributing with respect to any insurance maintained by Lessor; and (c) be issued by an insurance company satisfactory to Lessor. Prior to the Commencement Date and at all times during the term hereof, Lessee shall provide Lessor with satisfactory evidence that Lessee has obtained the required insurance. Lessee shall increase the protection afforded by the public liability and property damage insurance at Lessor's reasonable request.

                           ARTICLE 15.00 MISCELLANEOUS

    15.01 WAIVER. Failure of Lessor to declare an event of default by Lessee immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default by Lessee, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one
(1) or more of the remedies set forth in Article 11.00 shall not preclude pursuit of any one (1) or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any base rent or additional rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default by Lessee shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

    15.02 ACT OF GOD. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an Act of God, Force Majeure or by Lessee.

    15.03 ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, following a non-appealable judgement, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and cost of suit.

    15.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

    15.05 RENT TAX. If applicable in the jurisdiction where the Leased Premises is situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the base rent, additional rent, or any other charge upon which the tax is based as set forth above.

    15.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

    15.07 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in this Section 16.07, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth below:


     Lessor:                                   Lessee:
     -------                                   -------
     Greenwood Plaza Partners, LLC             New Era of Networks, Inc.
     5000 South Quebec Street, Suite 450       6550 South Greenwood Plaza Blvd., Suite 100 and 200
     Denver, Colorado 80237                    Englewood, Colorado 80111

    15.08 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by, and delivery to, both Lessor and Lessee.

    15.09 CORPORATE AUTHORITY. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that Lessee, as a corporation, has full right and authority to enter into this Lease, and that each person signing on behalf of Lessee, as a corporation, is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease on behalf of Lessee shall be liable, individually, as Lessee.

    15.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, then the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

    15.11 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the Building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor, other than Lessor's interest in the Building as herein expressly provided.

    15.12 INDEMNITY. Except as disclosed in this Section 16.12, each party hereto represents and warrants to the other that it has neither used or consulted with any broker or similar person or entity in connection with this Lease, and each party (the "Indemnitors") agrees to indemnify and hold harmless the other party from and against any liability or claim, whether meritorious or not, arising with respect to any broker or similar person from and against any claims by such broker or entity for brokerage or similar commissions or fees arising by reason of actions taken by the Indemnitor. Lessor has engaged the services of Mile High Properties, LLC ("Mile High") in connection with this Lease and shall pay a commission to Mile High in accordance with the listing agreement between Greenwood Plaza Partners, LLC and Mile High.

    15.13 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

    15.14 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

    15.15 GOVERNING LAW. This Lease will be governed by the internal laws of the State of Colorado.

    15.16 PARKING. Lessor will provide Lessee with 178 unreserved parking spaces, all parking is free at the commencement of the lease term. The Lessee hereby acknowledges that the Lessor intends to construct a Parking Garage with Phase Two of the Project. At such time (with adequate notice) the Lessor may choose to charge the Lessee with a monthly parking fee for each reserved or unreserved parking space within the Parking Garage.

    15.17 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

    15.18 RENEWAL OPTION. Lessee is granted the option to extend the term of this Lease for one extended term of five (5) years (the "Extension Term"), provided (a) there is no event of default at the time of exercise of the option; and (b) Lessee gives written notice of its exercise of the option at least one hundred eighty (180) days prior to the expiration of the original term. The Extension Term shall be upon the same terms and conditions, except (i) Lessee shall have no further right of renewal after the Extension Term prescribed above; and (ii) the base rent will be at the prevailing market rate.

    15.19 RIGHT OF FIRST REFUSAL. Lessor hereby grants to Lessee a "one time" right of first refusal to lease the remaining space on the third floor of the building. When Lessor first desires to lease any of the Space to a third party, Lessor shall first notify Lessee in writing of its intention to offer such space for lease. Lessee shall have five days from its receipt of such notice to notify Lessor in writing of Lessee's intent to exercise its right of first refusal and to execute Lessor's standard Modification and Ratification of lease form modifying this Lease to include the Space. If Lessee does not exercise its right of first refusal, then this right of first refusal shall terminate and Lessor may lease any portion or all of the Space to any third party. If Lessee elects to exercise its right of first refusal to lease the Space, the lease term for the Space shall expire simultaneously with the term of this Lease, and the rent for the Space shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of Lessee to be taken into account, but in no event shall the rent be less than the rent set forth in subparagraph 1.04 of this Lease, otherwise subject to all of the same terms, covenants, and conditions of this Lease. Within fourteen days from the date of Lessee's election to exercise its right of first refusal, Lessee shall execute plans and specifications and other documents showing construction costs to be paid by Lessee, if any, otherwise Lessee's right of first refusal shall terminate and Lessor may lease the Space to any third party.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                                   LESSOR:

                                   GREENWOOD PLAZA PARTNERS, LLC

                                   By:  [ILLEGIBLE]
                                      ------------------------------------------

                                   Its:  [ILLEGIBLE]
                                       -----------------------------------------


                                   LESSEE:

                                   NEW ERA OF NETWORKS, INC.

                                   By: [ILLEGIBLE]
                                      ------------------------------------------

                                   Its: Senior V.P. Counsel
                                       -----------------------------------------

                                   EXHIBIT "A"

                               THE LEASED PREMISES

               Suite 100, containing 21,101 rentable square feet.
               Suite 200, containing 21,204 rentable square feet.

[ONE GREENWOOD PLAZA FLOOR PLANS]

                                   EXHIBIT "B"
                              RULES AND REGULATIONS

1. Lessor shall furnish Lessee four (4) keys to the Leased Premises without charge. Additional keys shall be furnished to Lessee at a nominal charge. Lessee shall not change locks on doors or install additional locks on doors to the Leased Premises and the Building without the prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of any keys procured from Lessor without the prior approval of Lessor. All keys to the Leased Premises and the Building shall be surrendered to Lessor upon The Expiration Date or sooner termination of this Lease.

2. Lessee shall refer to Lessor all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Lessor's prior written approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises or Building, including the installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or Building.

3. Lessee shall not at any time occupy any part of the Leased Premises or Building as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or Building any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the Building regardless of whether such loss occurs when the Leased Premises or the Building is locked against entry or not.

6. No dogs (except working dogs), cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or Building.

7. Employees of Lessor or Lessor's property manager shall not receive or carry messages for or to Lessee or other person or contract with or render free or paid services to Lessee or any of Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures in the Building shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Building by die use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable uses determined by Lessor.

11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages to the Building.

12. Lessee, its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five (5) days after taking possession of the Leased Premises and shall notify Lessor of any changes within five (5) days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on tile Leased Premises or the Building. If Lessee or its employees, agents, contractors or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, then Lessor, after giving verbal notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

13. Parking in a parking garage or other area of the Building shall be in compliance with all parking rules mid regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee's right to possession of the Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement of furniture or office supplies and equipment in or out of the Building, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the Building's entrances or lobby, shall he restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement shall include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Lessee shall not install floor covering within the Leased Premises without the prior written approval of Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate with and assist Lessor in the prevention of canvassing, soliciting and peddling within the Building.

18. Lessor reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building or security personnel, and who do not present a pass to the Building signed by Lessee. Lessee shall be responsible for all persons for whom Lessee supplies a pass.

19. It is Lessor's desire to maintain the Building with the highest standard of dignity and good taste consistent with comfort and convenience for Lessee and other occupants of the Building. Any action or condition not meeting this high standard and observed by Lessee should be reported directly to Lessor.

20. Lessor reserves the right to make such other and further reasonable rules and regulations as in Lessor's judgement may from time to time be necessary for the safety, care and cleanliness of the Building, and for the preservation of good order therein.





                                       11